    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 10, 1999.
                                             REGISTRATION FILE NO. 333-
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               RSI HOLDINGS, INC.
                               -----------------
             (Exact name of registrant as specified in its charter)

    North Carolina                                         56-1200363
-------------------------------              -----------------------------------
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                              28 EAST COURT STREET
                                  P.O. BOX 6847
                              GREENVILLE, SC 29606
                                 (864) 271-7171
                                 --------------
          (Address, Including Zip Code, of Principal Executive Offices)


                      RSI HOLDINGS, INC. STOCK OPTION PLAN
                      ------------------------------------
                            (Full Title of the Plan)

              BUCK A. MICKEL, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               RSI HOLDINGS, INC.
                              28 EAST COURT STREET
                                  P.O. BOX 6847
                        GREENVILLE, SOUTH CAROLINA 29606
                                 (864) 271-7171
                                 --------------
(Name, address, and telephone number, including area code, of agent for service)


                                   Copies to:
                              ERIC K. GRABEN, ESQ.
                     WYCHE, BURGESS, FREEMAN & PARHAM, P.A.
                               POST OFFICE BOX 728
                      GREENVILLE, SOUTH CAROLINA 29602-0728
                                 (864) 242-8200

                         CALCULATION OF REGISTRATION FEE


=============================================================================================================================
                                                     Proposed Maximum           Proposed Maximum
Title of Securities                 Amount to        Offering Price             Aggregate                 Amount of
to be Registered                    be Registered    Per Share(1)               Offering Price (1)        Registration Fee(1)
-----------------------------------------------------------------------------------------------------------------------------
Common Stock                        500,000 shares   $0.10                      $50,000.00                   $13.90
=============================================================================================================================


(1) Pursuant to Rules 457(c) and (h), the average of the bid and asked prices reported on the Nasdaq OTC Bulletin Board on February 9, 1999, is used for purposes of calculating the registration fee.

                   THE EXHIBIT INDEX APPEARS ON PAGE 5 HEREOF.

PART I:  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Pursuant to General Instruction G, information updating the Section 10(a) Prospectus for the RSI Holdings, Inc. Stock Option Plan is or will be provided to participants as specified in Rule 428(b)(1) and is not included in this Registration Statement.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The information contained in RSI Holdings, Inc.'s ("RSIH") registration statement on Form S-8, Registration File No. 33-45021, filed with the Securities and Exchange Commission (the "Commission") on January 14, 1992, and the information contained in RSIH's registration statement on Form S-8, Commission File No. 333-63109, filed with the Commission on September 9, 1998, is incorporated herein by reference. Effective January 21, 1999, the RSIH Stock Option Plan was amended to increase the aggregate number of shares issuable thereunder from 750,000 to 1,250,000.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents or portions thereof are hereby incorporated by reference:

         RSIH's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1998 (Commission File No. 0-18091).

         All other reports filed by RSIH pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of RSIH's 1998 fiscal year.

         The description of RSIH's common stock contained in or incorporated into the registrant's registration statement on Form 8-A filed with the Securities and Exchange Commission on November 3, 1989 (Commission File No. 0-18091).

         All documents subsequently filed by RSIH pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained herein, or in a previously-filed document incorporated herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other previously-filed document which also is incorporated by reference herein, is modified or superseded by a statement in a subsequently-filed document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The law firm of Parker, Poe, Adams & Bernstein located in Charlotte, North Carolina, is special counsel to the Registrant in connection with this Registration Statement and has passed on certain aspects of the legality of the common stock covered hereby. As of January 28, 1999, attorneys of Parker, Poe, Adams & Bernstein beneficially owned in the aggregate 220 of the outstanding shares of common stock of the registrant (less than 1%).

ITEM 8. EXHIBITS

The information in Item 8 "Exhibits" in the Form S-8 is supplemented as follows:

Exhibit
-------

 5.1 Opinion of Parker, Poe, Adams & Bernstein regarding certain aspects of the legality of shares of RSIH.
23.1     Consent of Parker, Poe, Adams & Bernstein:  contained in Exhibit 5.1.
23.2     Consent of Ernst & Young LLP to incorporation by reference in registration statement.
24.1     Power of Attorney: contained on the signature page of this filing.
99.1     Amendment No. 4 to Stock Option Plan effective as of January 21, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, as of February 9, 1999.

                                         RSI HOLDINGS, INC.

                                         By: /s/ Buck A. Mickel
                                             -----------------------
                                             Buck A. Mickel
                                             President and
                                             Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Buck A. Mickel and Joe F. Ogburn, and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the Nasdaq National Market System, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated:

Signature                          Title                                               Date
---------                          -----                                               ----


/s/ Buck A. Mickel                 President, Chief Executive Officer,                 February 9, 1999
-------------------------          and Director                                        ----------------
Buck A. Mickel

/s/ C.C. Guy                       Director                                            February 9, 1999
-------------------------                                                              ----------------
C. C. Guy

/s/ Charles M. Bolt                Director                                            February 9, 1999
-------------------------                                                              ----------------
Charles M. Bolt

/s/ Joe F. Ogburn                  Vice President and Treasurer                        February 9, 1999
-------------------------          (Principal Financial and Accounting Officer)        ----------------
Joe F. Ogburn

                                INDEX TO EXHIBITS

EXHIBIT                                                                                                        SEQUENTIALLY
-------                                                                                                        ------------
                                                                                                               NUMBERED PAGE
                                                                                                               -------------

   5.1   --       Opinion of Parker, Poe, Adams & Bernstein regarding certain aspects of                           6
                  the legality of shares of RSI Holdings, Inc.

  23.1   --       Consent of Parker, Poe, Adams & Bernstein:  contained in Exhibit 5.1.                            7

  23.2   --       Consent of Ernst & Young LLP to incorporation by reference in registration                       8
                  statement.

  24.1   --       Power of Attorney                                                                                4

  99.1   --       Amendment No. 4 to Stock Option Plan effective as of January 21, 1999.                           9


                                        5